UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       August 23, 2002 (August 16, 2002)

                          Vista Exploration Corporation
             (Exact name of registrant as specified in its charter)


          Colorado                    000-27321                  84-1493152
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


11952 Farley, Shawnee Mission, KS                                  66213
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (913) 814-8313


                                       N/A
          (Former name or former address, if changed since last report)

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Item 7(c). Financial Statements and Exhibits.

     3.1 Second Articles of Amendment to the Articles of Incorporation of Vista Exploration Corporation

Item 9. Regulation FD Disclosure.

     On August 16, 2002, the shareholders of Vista Exploration Corporation approved an amendment to the registrant's articles of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000. The amendment to the articles of incorporation was filed with the Colorado Secretary of State on August 21, 2002. The shareholders also approved a resolution authorizing the registrant's board of directors to issue up to 3,000,000 shares of stock to raise capital in private placements or to acquire assets, at prices and in block sizes to be determined by the board of directors in its discretion, in anticipation of listing requirements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 23, 2001                      VISTA EXPLORATION CORPORATION


                                            By: /s/ Charles A. Ross, Sr.
                                            ------------------------------------
                                            Charles A. Ross, Sr., President